Exhibit 4.2

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 24, 2006.

NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

BROKER WARRANTS

TO PURCHASE COMMON SHARES OF

VISTA GOLD CORP.

Broker Warrant Certificate Number: BW—1	Number of Broker Warrants: 216,881

THIS IS TO CERTIFY THAT for valuable consideration Quest Securities Corporation, 77 King Street West P.O. Box 157, Suite 3110 Royal Trust Tower Toronto-Dominion Centre Toronto, ON M5K 1H1 (the “Finder”) is entitled to subscribe for in respect of each whole broker warrant (a “Broker Warrant” and collectively the “Broker Warrants”) represented by this certificate or by a replacement certificate (in either case this “Broker Warrant Certificate”), at any time up to 4:30 p.m., Vancouver time on the earlier of (i) September 23, 2007, and (ii) the 15th business day following the date on which the Corporation provides notice to the Finder that the Acceleration Event (as hereinafter defined) has occurred (such earlier time, the “Expiry Time”), upon and subject to the terms and conditions set forth herein and in schedule A attached hereto, which schedule forms an integral part hereof and shall be deemed to be incorporated herein, one fully paid and non-assessable common share (“Shares” and which term shall include any other shares or securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of Vista Gold Corp. (the “Corporation”), a corporation existing under the laws of the Yukon Territory, as constituted on the date hereof, at an exercise price (the “Exercise Price”) of U.S.$4.10 per Broker Warrant, subject to adjustment in the events and in the manner set forth herein.  No fractional Shares will be issuable upon any exercise of any Broker Warrant and the Finder will not be entitled to any cash payment or compensation in lieu of a fractional Share.

The Corporation agrees that the Shares purchased pursuant to the exercise of the Broker Warrants shall be and be deemed to be issued to the Finder as of the close of business on the date on which this Broker Warrant Certificate shall have been surrendered and payment made for such Shares as aforesaid.

Nothing contained herein shall confer any right upon the Finder to subscribe for or purchase any Shares at any time after the Expiry Time and from and after the Expiry Time the Broker Warrants and all rights under this Broker Warrant Certificate shall be void and of no value.

The “Acceleration Event” will occur if, at any time after the date that is six months after a registration statement (the “Registration Statement”) under the United States Securities Act of 1933, as amended, relating to the Shares (including the Shares that may be issued upon the exercise of the Broker Warrants) in connection with the offering by the Corporation pursuant to the terms of the subscription agreements (“Subscription Agreements”) dated September 23, 2005 between the Corporation and purchasers of units of the Corporation is declared effective by the United States Securities and Exchange Commission, the closing trading price of the Shares on the American Stock Exchange is U.S.$5.40 or greater for a period of 20 consecutive trading days.  If the Acceleration Event occurs, the Corporation will have the option for a period of 15 business days after the occurrence of the Acceleration Event to provide notice to the Finder that the Acceleration Event has occurred.

All Shares which are to be issued upon the exercise of the Broker Warrants shall be issued to the Finder, upon payment therefor of the amount for which the Shares which may at the time be purchased pursuant to the provisions hereof, and the Finder shall be deemed to have become the holder of record of such Shares, on the date of delivery of this Broker Warrant Certificate together with payment for the Shares so subscribed for, unless the transfer books of the Corporation shall be closed on such date, in which event the Shares so subscribed for shall be deemed to be issued, and the Finder shall be deemed to have become the holder of record of such Shares, on the date on which such transfer books are reopened and such Shares shall be issued at the purchase price in effect on the date of delivery of this Broker Warrant Certificate together with payment for the Shares subscribed for by the Finder.

The Broker Warrants are non-assignable and non-transferable.

If this Broker Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

By acceptance hereof, the Finder hereby represents and warrants to the Corporation that the Finder is acquiring the Broker Warrants as principal for its own account and not for the benefit of any other person.

The Broker Warrants shall enure to the benefit of, and shall be binding upon, the Finder and the Corporation and their respective successors.

IN WITNESS WHEREOF the Corporation has caused this Broker Warrant Certificate to be issued under the signature of a properly authorized officer of the Corporation.

DATED as of the 23rd day of September, 2005.

VISTA GOLD CORP.

By:
Name:
Title:

SCHEDULE A

Additional Terms and Conditions of this Broker Warrant Certificate

1.                                       Exercise: In the event that the Finder desires to exercise the right to purchase Shares conferred hereby, the Finder shall (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached as schedule B to this Broker Warrant Certificate, (b) surrender this Broker Warrant Certificate to the Corporation in accordance with section 9 hereof, and (c) pay the amount payable on the exercise of such Broker Warrants being exercised by certified cheque, bank draft or money order in lawful money of United States of America payable to the Corporation or by transmitting same day funds in lawful money of United States of America by wire to such account as the Corporation shall direct the Finder.  Upon such surrender and payment as aforesaid, the Finder shall be deemed for all purposes to be the holder of record of the number of Shares to be so issued and the Finder shall be entitled to delivery of a certificate or certificates representing such Shares and the Corporation shall cause such certificate or certificates to be delivered to the Finder at the address specified in the subscription form within three business days after such surrender and payment as aforesaid.  No fractional Shares will be issuable upon any exercise of the Broker Warrants and the Finder will not be entitled to any cash payment or compensation in lieu of a fractional Share.

2.                                       Partial Exercise:  The Finder may from time to time exercise any lesser number of Broker Warrants than the number of Broker Warrants expressed in this Broker Warrant Certificate.  In the event that the Finder exercises any such lesser number of Broker Warrants prior to the Expiry Time, the Finder shall be entitled to receive a replacement certificate representing the unexercised balance of the Broker Warrants.

3.                                       Not a Shareholder:  The holding of the Broker Warrants shall not constitute the Finder a shareholder of the Corporation nor entitle the Finder to any right or interest in respect thereof except as expressly provided in this Broker Warrant Certificate.

4.                                       Covenants, Representations and Warranties:  The Corporation hereby covenants and agrees that it is authorized to create and issue the Broker Warrants and covenants and warrants that it is authorized to issue and that it will cause the Shares from time to time subscribed for and purchased in the manner provided in this Broker Warrant Certificate and the certificate or certificates representing such Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Shares to satisfy the right of purchase provided in this Broker Warrant Certificate.  The Corporation hereby further covenants and agrees that it will at its expense expeditiously use its commercially reasonable efforts to obtain the listing of such Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Shares may be listed from time to time  and that it will use commercially reasonable efforts to have the Registration Statement declared effective by the United States Securities and Exchange Commission within six months from the date hereof, provided that the Corporation will in no way be liable or responsible to the Finder if notwithstanding such efforts such declaration does not occur within the foregoing time period or at all.  All Shares which are issued upon the exercise of the right of purchase provided in this Broker Warrant Certificate, upon payment therefor of the amount at which such Shares may be purchased pursuant to the provisions of this Broker Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof.  The Corporation hereby represents and warrants that this Broker Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Broker Warrant Certificate.

5.                                       Anti-Dilution Protection:

(1)                                  Definitions:  For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings specified therefor in this subsection 5(1):

(a)                                  “board” means the Board of Directors of the Corporation;

(b)                                 “Convertible Security” means a security of the Corporation (other than the Broker Warrants) or any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Shares;

(c)                                  “Current Market Price” of the Shares at any date means the weighted average trading price of the Shares on the Toronto Stock Exchange or the American Stock Exchange as may be selected for that purpose by the board or, if the Shares are not then listed on the Toronto Stock Exchange or the American Stock Exchange, on such other Canadian or United States stock exchange as may be selected for that purpose by the board, or, if the Shares are not then listed on any Canadian or United States stock exchange, in the over-the-counter market, during the ten most recent consecutive trading days ending on a date not earlier than the fifth trading day before such date; provided that the weighted average trading price shall be determined by dividing that aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said ten consecutive trading days by the total number of Shares so sold; and provided further that, if the Shares are not listed and posted for trading on any stock exchange in Canada or the United States or traded in the over-the-counter market, the Current Market Price shall be determined by the board in accordance with generally accepted accounting principles;

(d)                                 “director” means a director of the Corporation for the time being, and reference without more to action by the directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by an executive committee of the board, in each case by resolution duly passed;

(e)                                  “dividends” means dividends or distributions (payable in cash or in securities, property or assets of equivalent value) declared payable on the Shares;

(f)                                    “dividends paid in the ordinary course” means such dividends or distributions declared payable on a Share in any fiscal year of the Corporation to the extent that such dividends or distributions in the aggregate do not exceed 5% of the applicable Exercise Price and for such purposes the amount of any dividends or distributions paid in other than cash or shares shall be the fair market value of such dividends or distributions as determined by the directors;

(g)                                 “Exercise Date” with respect to any Broker Warrant means the date on which the Broker Warrant Certificate evidencing such Broker Warrant is exercised and surrendered in accordance with section 1 hereof;

(h)                                 “Exercise Number” means, at any time, that number of Shares that the Finder is entitled to receive from time to time for each Broker Warrant held upon exercise of the rights attached to the Broker Warrant as that number may be adjusted by this section 5 and that number, as at the date hereof, is equal to one Share for each Broker Warrant.

(i)                                     “Exercise Period” means the period commencing on the date of issue of this Broker Warrant and ending at the Expiry Time;

(j)                                     “record date” and “effective date” means 4:30 p.m. (Vancouver time) on the relevant date;

(k)                                  “subsidiary of the Corporation” means a corporation, more than 50% of the outstanding voting shares of which are owned, directly or indirectly, other than by way of security only, by the Corporation or by one or more subsidiaries of the Corporation; and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

(l)                                     “trading day” with respect to a stock exchange means a day on which Shares may be traded through the facilities of such stock exchange, and with respect to the over-the-counter market means a day on which Shares may be traded through facilities of such over-the-counter market;

(m)                               “Warrantholders” means the registered holders of Warrants; and

(n)                                 “Warrants” means the 2,168,812 common share purchase warrants of the Corporation issued pursuant to the Subscription Agreements and governed by the warrant indenture dated September 23, 2005 between the Corporation and Computershare Trust Company of Canada, each whole Warrant entitling the holders thereof to acquire one Share at an exercise price of U.S.$4.10 per Warrant, subject to adjustment.

(2)                                  Adjustments:  The Exercise Number (or the number and kind of Shares or securities to be received upon exercise in the case of clauses 5(2)(d) and 5(2)(e) below) shall be subject to adjustment from time to time in the events and in the manner provided in subsection 5(3) below and as follows:

(a)                                  If during the Exercise Period the Corporation:

(i)                                     fixes the record date for the issue, or issues to, all or substantially all of the holders of the Shares by way of a stock dividend or otherwise Shares or Convertible Securities, other than (a) the issue from time to time of Shares or Convertible Securities by way of stock dividend to shareholders who elect to receive Shares or Convertible Securities in lieu of cash dividends in the ordinary course or pursuant to a dividend reinvestment plan or (b) as dividends paid in the ordinary course;

(ii)                                  subdivides or redivides its outstanding Shares into a greater number of Shares; or

(iii)                               combines, consolidates or reduces its outstanding Shares into a smaller number of Shares,

(any of those events being herein called a “Share Reorganization”), the Exercise Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for the purposes of the Share Reorganization or the effective date of the Share Reorganization if no record date is fixed to a number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(A)                              the numerator of which shall be the number of Shares outstanding after giving effect to the Share Reorganization; and

(B)                                the denominator of which shall be the number of Shares outstanding on the record date, or effective date if no record date is fixed, before giving effect to the Share Reorganization.

For the purposes of determining the number of Shares outstanding at any particular time for the purpose of this clause 5(2)(a) there shall be included that number of Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities.

(b)                                 If during the Exercise Period the Corporation fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of the Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Shares or Convertible Securities within a period of not more than 45 days from such record date at a price per share, or at a conversion price per share, of less than 95% of the Current Market Price on such record date (any such issuance being herein called a “Rights Offering” and Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the “Offered Shares”), the Exercise Number shall be adjusted effective immediately after the applicable record date to an Exercise Number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)                                     the numerator of which shall be the sum of (a) the number of Shares outstanding on the record date plus (b) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

(ii)                                  the denominator of which shall be the sum of:

(A)                              the number of Shares outstanding on the record date; and

(B)                                the number arrived at when (I) either the product of (a) the number of Offered Shares so offered and (b) the price at which such Offered Shares are offered, or the product of (c) the conversion price of the Offered Shares so offered and (d) the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (II) the Current Market Price of the Shares on the record date for the Rights Offering.

If by the terms of the rights, options, or warrants referred to in this clause 5(2)(b), there is more than one purchase, conversion or exchange price per Offered Share, the aggregate price of the total number of additional Offered Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the Convertible Securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Offered Share, as the case may be.  Any Offered Shares owned by or held for the account of the Corporation or a subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Number shall be readjusted to the Exercise Number in effect immediately prior to the record date, and the Exercise Number shall be further adjusted based upon the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(c)                                  If during the Exercise Period the Corporation issues or distributes to all or substantially all the holders of Shares, (i) shares of any class other than Shares, or (ii) rights, options or warrants to acquire Shares or Convertible Securities other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other cash, securities or other property or assets and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a “Special Distribution”), the Exercise Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for purposes of the Special Distribution to an Exercise Number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)                                     the numerator of which shall be the product of (I) the sum of the number of Shares outstanding on the record date plus the number of Shares which the Warrantholders and the Finder would be entitled to receive upon exercise of all their outstanding Warrants and Broker Warrants, respectively, if they were exercised on the record date and (II) the Current Market Price thereof on that date; and

(ii)                                  the denominator of which shall be:

(A)                              the product of (I) the sum of the number of Shares outstanding on the record date plus the number of Shares which the Warrantholders and the Finder would be entitled to receive upon exercise of all their outstanding Warrants and Broker Warrants, respectively, if they were exercised on the record date and (II) the Current Market Price thereof on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution;

less

(B)                                the aggregate fair market value, as determined by the board, whose determination shall be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exercise Number shall be readjusted to the Exercise Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

(d)                                 If during the Exercise Period there is a reorganization of the Corporation not otherwise provided for in subsection 5(2) hereof or a consolidation or merger or amalgamation of the Corporation with or into another body corporate including a transaction whereby all or substantially all of the Corporation’s undertaking and assets become the property of any other corporation through sale, lease, exchange or otherwise (any such event being herein called a “Capital Reorganization”) the Finder, with respect to each Broker Warrant which has not been exercised for Shares prior to the effective date of the Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of its right at any time after the effective date of the Capital Reorganization, in lieu of the number of Shares (and any other securities or properties to which the Finder is entitled upon exercise of the Broker Warrants) to which the Finder was theretofore entitled upon exercise of each such Broker Warrant, the aggregate number of shares or other securities or property of the Corporation, or the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization that the Finder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Finder had been the holder of the number of Shares (and any other securities to which the Finder is entitled upon exercise of the Broker Warrants) to which immediately before the transaction the Finder was entitled upon exercise of the Broker Warrants; no Capital Reorganization shall be carried into effect unless all necessary steps have been taken so that the Finder shall thereafter be entitled to receive the number of shares or other securities or property of the Corporation, or of the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this subsection 5(2) and in subsection 5(3) hereof.  In addition, if necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Broker Warrant Certificate with respect to the rights and interests thereafter of the Finder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Broker Warrants.

(e)                                  If the Corporation reclassifies or otherwise changes the outstanding Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that upon the exercise by the Finder of its rights thereafter, the Finder shall be entitled to receive such shares as it would have received had the Broker Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may reasonably be possible, as those contained in this subsection 5(2) and in subsection 5(3) hereof.

(3)                                  Subscription Rights Adjustment Rules: The following rules and procedures are applicable to adjustments made pursuant to subsection 5(2) hereof:

(a)                                  The adjustments and readjustments provided for in this section 5 are cumulative and, subject to subsection 5(3)(b) below, apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exercise Number or the number or kind of shares or securities purchasable hereunder.

(b)                                 No adjustment in the Exercise Number is required unless the adjustment will result in a change of at least 2% in the Exercise Number then in effect provided, however, that any adjustments that, except for the provisions of this clause 5(3)(b) would otherwise have been required to be made, are carried forward and taken into account in any subsequent adjustment.

(c)                                  If at any time after the Exercise Period the Corporation shall take any action affecting the Shares, other than an action described in subsection 5(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Finder hereunder, the Exercise Number shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, but subject to the prior written consent of the Toronto Stock Exchange and the American Stock Exchange, as may be equitable in the circumstances.  Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(d)                                 No adjustment in the Exercise Number shall be made in respect of any event described in paragraph 5(2)(a)(i) hereof or clauses 5(2)(b) or 5(2)(c) hereof if the Finder is entitled to participate in the event on the same terms, mutatis mutandis, as if it had exercised its Broker Warrants immediately prior to the effective date or record date of the event.  Any such participation is subject to regulatory approval.

(e)                                  No adjustment in the Exercise Number shall be made pursuant to subsection 5(2) hereof in respect of the issue of Shares, rights, options or warrants pursuant to:

(i)                                     this Broker Warrant Certificate;

(ii)                                  the exercise of director, officer and employee options or options granted for services in accordance with the rules of the Toronto Stock Exchange or the American Stock Exchange;

(iii)                               the exercise of special rights to acquire Shares of the Corporation issued to employees of a subsidiary of the Corporation as part of the acquisition by the Corporation of options to acquire securities of such subsidiary held by such employees;

(iv)                              the exercise of Warrants; or

(v)                                 the issuance of Shares by the Corporation pursuant to any agreements in effect as at the date of this Broker Warrant Certificate,

and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution.

(f)                                    If a dispute at any time arises with respect to adjustments of the Exercise Number, the dispute shall be conclusively determined (as between the Corporation and the Finder) by the auditors of the Corporation or if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors and any such determination shall be binding upon the Corporation and the Finder.

(g)                                 If the Corporation sets a record date to determine the holders of Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Number shall be required by reason of the setting of the record date.

(4)                                  Postponement of Subscription: In any case where the application of subsection 5(2) hereof results in an increase of the Exercise Number taking effect immediately after the record date for or occurrence of a specific event, if any Broker Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Corporation may postpone the issuance to the Finder of the Shares to which the Finder is entitled by reason of the increase of the Exercise Number but the Shares shall be so issued and delivered to the Finder upon completion of that event or period, with the number of those Shares calculated on the basis of the Exercise Number on the Exercise Date adjusted for completion of that event or period, and the Corporation shall forthwith after the Exercise Date deliver to the Finder an appropriate instrument evidencing the Finder’s right to receive the Shares.

(5)                                  Notice:

(a)                                  Upon the occurrence of any event referred to in subsections 5(2) or 5(3) hereof that requires an adjustment in the Exercise Number, the Corporation shall promptly thereafter give notice to the Finder of, and provide the Finder with a certificate of the Corporation specifying, the particulars of the event and, if determinable, the adjustment and a computation of the adjustment.

(b)                                 If notice has been given under clause 5(5)(a) hereof and the adjustment is not then determinable, the Corporation shall promptly after the adjustment is determinable give notice to the Finder of, and provide the Finder with a certificate of the Corporation evidencing the computation of, the adjustment.

6.                                       Further Assurances:  The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Finder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Broker Warrant Certificate.

7.                                       Time of Essence:  Time shall be of the essence of this Broker Warrant Certificate.

8.                                       Governing Laws:  This Broker Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

9.                                       Notices:  All notices or other communications to be given under this Broker Warrant Certificate shall be delivered by hand or by telecopier and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier, on the date of transmission if sent before 4:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

Vista Gold Corp.
Suite 5, 7961 Shaffer Parkway
Littleton, Colorado
U.S.A. 80127

Attention:  Chief Financial Officer

Telecopier:  (720) 981-1186

Notices to the Finder shall be addressed to:

Quest Securities Corporation

77 King Street West

P.O. Box 157, Suite 3110

Royal Trust Tower

Toronto-Dominion Centre

Toronto, Ontario  M5K 1H1

Attention:                                         Robert Pollock

Telecopier:                                     416-367-4624

The Corporation or the Finder may change its address for service by notice in writing to the other of them specifying its new address for service under this Broker Warrant Certificate.

10.                                 Legends on Shares:

(1)                                  Canadian Legends:  Any certificate representing Shares issued upon the exercise of the Broker Warrants prior to the date which is four months and one day after the date hereof will bear the following legends:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 24, 2006.”

and

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”), HOWEVER, THE SAID SECURITIES MAY NOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE PREPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON TSX”;

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Shares may be exchanged for a certificate bearing no such legends.  The Corporation hereby covenants and agrees that it will use its commercially reasonable efforts to deliver or to cause to be delivered a certificate or certificates representing such Shares bearing no such legends within three business days after receipt of the legended certificate or certificates.

(2)                                  US Legend: Any certificate representing Shares issued upon the exercise of the Broker Warrants prior to the date the Corporation provides the registrar and transfer agent for the Shares, which as of the date hereof is Computershare Trust Company of Canada, (the “Transfer Agent”), with written notice that that the Registration Statement has been filed with and declared effective by the United States Securities and Exchange Commission (the “Registration Notice”) will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW.  NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

provided that at any time subsequent to the date on which the Corporation provides the Transfer Agent with the Registration Notice, any certificate representing such Shares may be exchanged for a certificate bearing no such legend. The Corporation hereby covenants and agrees that it will use its commercially reasonable efforts to deliver or to cause to be delivered a certificate or certificates representing such Shares bearing no such legend within three business days after receipt of the legended certificate or certificates. In addition, the above legend may be removed on any particular certificate representing such Shares if:

(a)                                  in the event that the Shares represented by the certificate are being sold (1) to the Corporation, or (2) in accordance with Rule 144 under the United States Securities Act of 1933, as amended or (3) pursuant to a registration statement filed with and declared effective by the United States Securities and Exchange Commission, the Transfer Agent receives an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the United States Securities Act of 1933, as amended or state securities laws; or

(b)                                 otherwise, the Transfer Agent receives an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation that such legend is no longer required under applicable securities laws of the United States (as defined in Regulation S of the United States Securities Act of 1933).

Upon the criteria set out in clauses 10(2)(a) or (b) above being satisfied as determined by the Transfer Agent, acting reasonably, the Corporation hereby covenants and agrees that it will use its commercially reasonable efforts to deliver or to cause to be delivered a certificate or certificates representing such Shares bearing no such legend within three business days after receipt of the legended certificate or certificates.

11.                                 Language:  The parties hereto acknowledge and confirm that they have requested that this Broker Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language.  Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.

SCHEDULE B

TO:                            VISTA GOLD CORP.

SUBSCRIPTION FORM

The undersigned hereby exercises                     broker warrants (“Broker Warrants”) of Vista Gold Corp. (the “Corporation”) and the right provided for in such exercised Broker Warrants to receive the common shares (“Common Shares”) of the Corporation issuable pursuant to such Broker Warrants (or such other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the attached broker warrant certificate (the “Broker Warrant Certificate”) dated as of the 23rd day of September, 2005 issued by the Corporation to the Finder (as defined in the Broker Warrant Certificate)) at the exercise price of U.S.$4.10 per Broker Warrant (or at such other exercise price as may then be in effect under the provisions of the Broker Warrant Certificate) and on and subject to the other terms and conditions specified in the Broker Warrant Certificate and encloses herewith a certified cheque, bank draft or money order in lawful money of the United States of America payable to the Corporation or has transmitted same day funds in lawful money of the United States of America by wire to such account as the Corporation directed the undersigned in payment of the exercise price.

By executing this subscription form the undersigned represents, warrants and certifies as follows:  the undersigned (i) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (an “Accredited Investor”)), exercising the Broker Warrants for its own account or the account of an Accredited Investor over which it exercises sole investment discretion, and (ii) has had access to such current public information concerning the Corporation as it considered necessary in connection with its investment decision.

The undersigned hereby directs that the Shares subscribed for be registered and delivered as follows:

Name in Full	Address (include Postal Code)	Number of Broker Warrants	Number of Shares

DATED this            day of                  , 200    .

QUEST SECURITIES CORPORATION

By: